EXHIBIT 99.1

Forbearance Proposal

June 6, 2006

To:           All Quest Oil Corporation October 6, 2005 $6,000,000 Financing Investors

STATUS UPDATE AND FOREBEARANCE PROPOSAL

Dear Investors:

This letter follows numerous conversations and meetings between James B. Panther II, our CEO, Mark L. Baum, Esq., our General Counsel, and several of the investors in our October 2005 $6,000,000 financing.

Please allow this communication to update you regarding: (i) the status of $8,000,000 October 6, 2005 financing; (2) the Form SB-2 Registration Statement registering the common shares underlying the October 6 financing; and (iii) a proposed forbearance agreement in regard to the October 6, 2005 financing notes.

$8M Financing and Note Payments

Prior to June 1, 2006, we have made all required principal and interest payments under the terms of the financing notes.

As of the date of the required June 1, 2006 payment, we were not in the financial position to make the required payments in cash.  In addition, because our Form SB-2 Registration Statement was not effective, we were unable to make the June 1 payment in registered shares of our common stock.

We anticipate that we will not make the July 2006 or future payments in cash.  However, once the Registration Statement becomes effective, we will be able to make all delinquent and future payments in registered shares of our common stock.

We understand that our failure to make the required note payments puts us in default under the terms of the notes.

Registration Statement

On May 15, 2006 we filed Amendment No. 5 to our Registration Statement on Form SB-2. On May 30, 2006, we received 7 written comments on the Fifth Amended Registration Statement.  None of the comments we received involved accounting issues.  We filed our Sixth Amendment to the Registration Statement on June 1, 2006.

We anticipate that the SEC will have no further comments or that additional comments will be presented by the SEC, via telephone only, this or early next week.  If we do not receive additional comments, we will immediately file an acceleration request to make the Registration Statement effective.  If we receive additional comments, we will immediately file another amendment as we did recently.

Forbearance Proposal

Because we cannot be certain that our Registration Statement will become effective in the near future, and given the fact that we do know that we will not be able to make all required note payments in the form of cash, we are asking that all investors forebear from taking any action against Quest for its failure to make the required note payments in a timely fashion.

In consideration of your forbearance, for each month that we fail to make a required payment under the terms of the financing notes, we will issue a new note (a “Forbearance Note”) to each investor that agrees to such forbearance.  Each Forbearance Note shall have terms identical to the terms of the Zero Coupon Senior Secured Convertible Promissory Notes (“Zero Notes”) underlying the October 6, 2005, $8M financing and shall have a principal amount equal to 3% of the required monthly payment due to the investor under the terms of the 10% Senior Secured Convertible Promissory Notes (the “10% Notes”).  For example, if we owe an investor $30,000 per month under the terms of the 10% Notes, for each month we fail to make a payment, we will issue a Forbearance Note to that investor in the amount of $900.  The term of the Forbearance Note will be from the date of the missed payment until October 6, 2007.

This offer relates only to your rights related to the amortization payments.  It shall not affect your rights to any other provision of the agreement that we may have defaulted under.

Should you be in agreement to this proposal, please sign where indicated below and fax this letter back to the undersigned at:  (760) 230-2305.

We look forward to your cooperation.  Should you have any comments or questions, please do not hesitate to call.

QUEST OIL CORPORATION

/s/ James B. Panther, II

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By:  James B. Panther, II
Its:  Interim President and CEO

Forbearance Agreement

From a period of 90 days from the date of this Forbearance Agreement, the undersigned investor hereby agrees to forebear from taking any action against Quest Oil Corporation, a Nevada corporation (“Quest”) arising from, or out of, Quest’s failure to make any required monthly principal and/or interest payment under the terms of the October 6, 2005, Zero Coupon Senior Secured Convertible Promissory Notes (“Zero Notes”) and/or the 10% Senior Secured Convertible Promissory Notes (the “10% Notes”).

In consideration of such forbearance, for each month that Quest fails to make a required payment under the terms of the Zero Notes and 10% Notes, beginning on June 1, 2006, Quest will issue a “Forbearance Note” to the undersigned investor.  Each Forbearance Note shall have terms identical to the terms of the Zero Notes and shall have a principal amount equal to 3% of the required monthly payment to the investor under the terms of the 10% Notes.

(For example, if Quest owes an investor $30,000 per month under the terms of the 10% Notes, for each month Quest fails to make a payment, Quest will issue a Forbearance Note to that investor in the amount of $900.  The term of the Forbearance Notes will be from the date of the missed payment until October 6, 2007.  If, for example, Quest misses three (3) required payments, that investor would have three Forbearance Notes totaling $2,700).

Nothing in this Forbearance Agreement shall relieve Quest of its obligations to make payments under the terms of the Zero Notes and 10% Notes.  Should Quest fail to make the required June, July and August 2006 principal and interest payments under the terms of the Zero Notes and 10% Notes by or before 90 days subsequent to the date of this Forbearance Agreement, this Forbearance Agreement shall become null and void.

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Name of Investor                                                         (Please Print)

Investor Signature: _____________________________________________________________________

Investor Address:  _____________________________________________________________________

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